Exhibit 10.2

               Amendment One To Revolving (Grid) Promissory Note
                               And Loan Agreement

         This Amendment One is dated as of April 3, 2007 and is made by and between INTEGRATED BIOPHARMA, INC. (the "Borrower") and AMALGAMATED BANK, a New York banking corporation (the "Bank").

                           Statement of the Premises.

         Borrower previously issued to Bank a Revolving (Grid) Promissory Note dated as of September 1, 2006 in the maximum principal amount of $15,000,000.00 (the "Note"). Borrower and Bank desire to revise the amount and maturity date of the Note.

         Borrower and Bank also entered into a letter agreement dated as of September 1, 2006 in connection with the Note (the "Loan Agreement"). Borrower and Bank also desire to amend the Loan Agreement to reflect the revised amount and maturity date and to make certain other changes thereto.

                           Statement of Consideration

         Accordingly, in consideration of the premises, and under the authority of Section 5-1103 of the New York General Obligations Law, the parties hereto agree as follows.

                                    Agreement

1. Defined Terms. The terms "this Note", "hereunder" and similar references in the Note shall be deemed to refer to the Note as amended hereby. The terms "this Loan Agreement", "hereunder" and similar references in the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Note.

2. Note Amendment. Effective as of the date hereof, references in the Note to "August 31, 2007" are hereby amended to read "October 31, 2007."

3. Effect on the Note. Except as specifically amended above, the Note shall remain in full force and effect and is hereby ratified and confirmed. This Amendment One shall be annexed to the Note as an allonge thereto, shall be effective even if not so annexed, and shall be deemed to be part of the Note.

4. Loan Agreement Amendment. Effective as of the date hereof, the Loan Agreement is modified as follows:

         a. References in the Loan Agreement (including the Schedules thereto) to "Loan Document" or "Loan Documents" are hereby amended to read "Revolving Loan Document" or "Revolving Loan Documents," as appropriate.

         b. References in the Loan Agreement to "the first anniversary of the date hereof" are hereby amended to read "October 31, 2007."

         c. The first paragraph of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

"You have requested that Amalgamated Bank (the "Bank") provide to Integrated BioPharma, Inc., a Delaware corporation (the "Borrower"), a revolving credit facility in the aggregate principal amount not to exceed $15,000,000 at any time (the "Revolving Credit Facility"). The proceeds of the Revolving Credit Facility will be used for the working capital and general corporate purposes of the Borrower and its subsidiaries."

         d. The definitions of "Consolidated EBITDA" and "Consolidated Indebtedness" are hereby amended and restated in their entirety to read as follows:

         "'Consolidated EBITDA' shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto:

     (a) Consolidated Interest Expense for such period,

     (b) Consolidated Amortization Expense for such period,

     (c) Consolidated Depreciation Expense for such period,

     (d) Consolidated Tax Expense for such period, and

(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period and (z) adding thereto the aggregate amount of all non-cash items decreasing Consolidated Net Income for such period.

         `Consolidated Indebtedness' shall mean, as at any date of determination, the aggregate amount of all Indebtedness of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP."

         e. Section 5(f) of the Loan Agreement is hereby amended to add the following row at the end of, and as part of, the table therein:

       Each successive Quarterly Test Period thereafter      4.50 to 1.00


         f. Section 5(g) of the Loan Agreement is hereby amended to add the following row at the end of, and as part of, the table therein:

       Each successive Quarterly Test Period thereafter  $5,500,000


         g. Section 5(h) of the Loan Agreement is hereby amended to add the following row at the end of, and as part of, the table therein:


       Each successive Quarterly Test Period             1.75 to 1.00
       thereafter

         h. Section 5(i) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  "(i) Required Balances. For as long as the Credit Facility remains in effect, unless otherwise agreed by the Bank, the Borrower shall maintain all operating accounts under its taxpayer identification number (EIN: 22-2407475) with the Bank. Commencing on the date hereof, Borrower shall maintain Two Million Dollars ($2,000,000) in a six month time deposit with Bank and shall not have the option for early withdrawal unless (i) aggregate combined borrowings on the Revolving Credit Facility and Term Loan are less than or equal to $10 million and
         (ii) the ratio of Borrower's consolidated total liabilities to stockholders' equity is 0.5 or less (collectively, the "Withdrawal Requirements"). Borrower and Bank agree that, upon expiration of such certificate of deposit, it shall be renewed by Bank for another six month term unless the Borrower meets the Withdrawal Requirements set forth above. If such Withdrawal Requirements are met prior to the maturity of the deposit and the Borrower exercises its right to early withdrawal, such withdrawal shall be subject to an early withdrawal penalty. If the Borrower meets the Withdrawal Requirements and does not withdraw the time deposit prior to its maturity, the Borrower shall not be obligated to continue maintaining a $2 million time deposit."

         i. Clause (d) of Section 5(k) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  "(d) net proceeds received from the issuance of common equity (including, but not limited to, upon the exercise of warrants and options) by Borrower in an amount equal to the minimum of $5,000,000 or, if less, the amount of net proceeds actually received by Borrower from such issuance,"

         j. Section 7 of the Loan Agreement is hereby amended (i) to add, immediately following the caption thereof, "Each of the following shall be an "Event of Default":" and (ii) to add the following at the end thereof:

                  "(c) Any Event of Default as defined in the Note or any other Revolving Loan Document.

                  (d) Any Event of Default (i) as defined in the Term Promissory Note given by Borrower to Bank and dated on or about April 2, 2007 in the original principal amount of $10,000,000.00, as the same may be amended, supplemented or restated from time to time or (ii) as defined in the letter agreement executed by Borrower and Bank in connection with such Term Promissory Note, as the same may be amended, supplemented or restated from time to time, or
(iii) as defined in any Term Loan Document, as defined in such letter agreement."

         k. Schedule 4(l) to the Loan Agreement is hereby amended and restated to read in its entirety as Schedule 4(l) attached hereto.

5. Effect on the Loan Agreement. Except as specifically amended above, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed.

6. Representations and Warranties. Borrower makes the following representations and warranties which shall be deemed to be continuing representations and warranties so long as any Liabilities remain unpaid:

                  6.1 Authorization. Borrower has the power and authority to borrow under the Note and the Loan Agreement, as amended by this Amendment One, and to execute, deliver and perform this Amendment One and any documents delivered in connection with it, all of which have been duly authorized by all proper and necessary corporate action.

                  6.2 Binding Effect. This Amendment One has been duly executed and delivered by Borrower and the Note and Loan Agreement, each as amended by this Amendment One, constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.

                  6.3 Consents; Governmental Approvals. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution or delivery of this Amendment One or any other document executed and delivered by Borrower herewith, the consummation by Borrower of the transactions herein contemplated or the performance of or compliance by the Borrower with the terms and conditions hereof or thereof.

                  6.4 Representations and Warranties. Except as disclosed to the Bank in writing, the representations and warranties contained in the Loan Agreement, as amended by this Amendment One, are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                  6.5 Absence of Conflicts. Neither the execution and delivery of this Amendment One by Borrower or any other document executed and delivered by Borrower herewith, nor the consummation by Borrower of the transactions herein or therein contemplated, nor performance of or compliance by the Borrower with the terms and conditions hereof or thereof, as the case may be, does or will

         (a) violate or conflict with any Law, or

         (b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Security Interest upon the assets of Borrower (except for any Security Interest in favor of Bank securing the Liabilities) pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of Borrower under or in connection with,

                  (i) the governing documents of Borrower,

                  (ii) any contractual obligations creating, evidencing or securing any Debt to which Borrower is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, or

                  (iii) any other contractual obligation of Borrower, where the violation, conflict, breach or default, or result, is, has or would be reasonably likely to be or have a material adverse effect on Borrower's business or financial condition or results, or

         (c) require the consent of, or notice to, any Person pursuant to any of the items referenced in clauses (i), (ii) or (iii) of Section 6.5 above, which consent has not been obtained or which notice has not been given.

                  6.6 No Events of Default. No Default and no Event of Default has occurred or is continuing, except any Default or Event of Default that has been waived by the Bank in writing.

                  6.7 No Material Misstatements. Neither this Amendment One nor any document delivered to Bank by or on behalf of Borrower to induce Bank to enter into this Amendment One contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

7. Conditions of Amendment. The Bank shall have no obligation to execute or deliver this Amendment One until each of the following conditions shall have been satisfied:

                  7.1      Borrower shall have duly executed this Amendment One.

                  7.2 Borrower shall have taken all appropriate corporate action to authorize the execution and delivery of this Amendment One and the taking of all other action contemplated by this Amendment One, and the Bank shall have been furnished with copies of all such corporate action, certified by a duly authorized representative of Borrower as being true and correct and in full force and effect without amendment on the date hereof, and such other corporate documents as Bank may request.

                  7.3 Borrower shall have delivered to Bank any and all consents necessary to permit the transactions contemplated by this Amendment One.

                  7.4 Borrower shall have executed and delivered to Bank a term note in the original principal amount of $10,000,000. and such other documentation relating to the loan evidenced thereby, and the collateral security therefor, as Bank may require.

                  7.5 Borrower shall have paid the fees and disbursements of Bank's counsel in connection with this Amendment One.

                  7.6 Borrower shall have delivered to Bank such additional documentation, consents, authorizations, insurance certificates, opinions of counsel and other instruments and agreements as Bank or its counsel may reasonably require. All such documentation, instruments and other legal matters in connection with this Amendment One shall be satisfactory in form and substance to the Bank and its counsel.

8. Miscellaneous.

                  8.1 Effect on Loan Documents. The Borrower hereby ratifies and confirms the terms of the Loan Documents and agrees that, except as specifically amended hereby, the Loan Documents remain in full force and effect.

                  8.2 Entire Agreement; Binding Effect. The Loan Agreement, as amended by this Amendment One, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Amendment One supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof. This Amendment One shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by Bank and its successors and assigns.

                  8.3 Severability. If any provision of this Amendment One shall be determined by a court to be invalid, such provision shall be deemed modified to conform to the minimum requirements of applicable law.

                  8.4 Headings. The section headings inserted in this Amendment One are provided for convenience of reference only and shall not be used in the construction or interpretation of this Amendment One.

9. Execution in Counterparts. This Amendment One may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment One by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment One.

10. Governing Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the whole of this Amendment One and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with, the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment One to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                                           INTEGRATED BIOPHARMA, INC.


                                           By: /s/ E.Gerald Kay
                                           --------------------
                                           Name: E. Gerald Kay
                                           Title: CEO


                                           AMALGAMATED BANK


                                           By:  /s/ Gary Harkins
                                           ---------------------
                                           Name:  Gary Harkins
                                           Title:  Vice President

                                  Schedule 4(l)
                                  Subsidiaries

A Delaware Corporation
Schedule of Subsidiaries

                                                                                      Parent      State of
Subsidiary Name                                                                       Company   Incorporation

InB: Manhattan Drug Company, Inc. ("MDC")                                               INB     New York
Gero Industries, Inc. - Inactive                                                        INB     New Jersey
Scientific Sports Nutrition, Inc. (f/k/a Media Consultants, Inc.)                       MDC     Delaware
Vitamin Factory, Inc.                                                                   INB     Delaware
Connaught Press, Inc. - Inactive                                                        INB     New Jersey
Designer Nutrition Labs, Inc. - Inactive                                                MDC     New Jersey
AgroLabs, Inc.                                                                          MDC     New Jersey
The Organic Beverage Company (f/k/a Bioscience Technologies, Inc.)                      INB     New Jersey
IHT Health Products, Inc.                                                               INB     Delaware
IHT Properties Corp.                                                                    INB     Delaware
InB: Biotechnologies, Inc. (f/k/a NuCycle Therapy, Inc.)                                INB     New Jersey
InB: Paxis Pharmaceuticals, Inc. (f/k/a Paxis Pharmaceuticals, Inc.)                    INB     Delaware
InB: Hauser Pharmaceutical Services, Inc. (f/k/a Hauser Technical Services, Inc.)       INB     Delaware
Liquifill, Inc. - Inactive                                                              INB     Delaware